As filed with the Securities and Exchange Commission on November 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL FEDERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7000 North High Street

Worthington, Ohio 43085

(614) 334-7979

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy T. O’Dell 7000 North High Street Worthington, Ohio 43085 (614) 334-7979 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)	With a Copy to: Anthony D. Weis, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 Tel: (614) 464-5465 Fax: (614) 719-4776

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Total	$25,000,000		$25,000,000	$3,112.50

(1)	Information with respect to each class of securities is omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). An indeterminate aggregate number or principal amount of common shares and preferred shares is being registered as may from time to time be offered and issued at indeterminate prices. The securities registered hereunder also include such indeterminate amounts of securities as may be issued with respect to securities registered hereunder to prevent dilution resulting from stock splits, stock dividends or similar transactions. The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with the offering and issuance by the registrant of the securities registered hereunder and is not specified.
(2)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The maximum aggregate offering price of the securities to be registered hereunder will not exceed $25,000,000, and in no event will the maximum offering price of all securities issued under this registration statement in any given 12-month period exceed the amount allowed under General Instruction I.B.6(a) of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2017

PROSPECTUS

Central Federal Corporation

$25,000,000

Common Stock

Preferred Stock

We may offer from time to time, in one or more separate offerings, our common stock, $0.01 par value per share (the “Common Stock”), and our preferred stock, $0.01 par value per share (the “Preferred Stock”), in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.

The securities may be offered for sale directly to purchasers or through one or more underwriters, agents or dealers to be designated from time to time. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, agents or dealers and any applicable fees, commissions or discounts.

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “CFBK.” On November 13, 2017, the closing price for a share of our Common Stock was $2.43.

Investing in our securities involves risks. We urge you to carefully review the information contained in this prospectus under the caption “RISK FACTORS” on page 4 and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.

The date of this prospectus is                     , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). When we use the term “securities” in this prospectus, we mean any of the securities that may be offered under this prospectus, unless we say otherwise. Under this shelf registration process, we may, from time to time, offer and sell up to $25,000,000 of the securities described in this prospectus in one or more separate offerings, in amounts, at prices and on other terms to be determined at the time of the offering.

Before using this prospectus to offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of a particular offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the information described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless the context otherwise requires, all references to the “Company,” “we,” “our” and “us” refer collectively to Central Federal Corporation (“CFC”) and its wholly-owned subsidiary, CF Bank, National Association (“CFBank”).

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, (1) projections of revenues, income or loss, earnings or loss per share of Common Stock, capital structure and other financial items; (2) plans and objectives of the management or the boards of directors of CFC or CFBank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “ plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. Such risks and uncertainties are described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in our subsequent periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	changes in economic and political conditions that could adversely affect our earnings through declines in deposits, loan demand, the ability of our customers to repay loans and the value of the collateral securing our loans;

•	changes in interest rates that may reduce net interest margin and impact funding sources;

•	the possibility that we will need to make increased provisions for loan and lease losses;

•	our ability to maintain sufficient liquidity to continue to fund our operations;

•	our ability to reduce our level of nonperforming assets and the associated operating expenses;

•	changes in market rates and prices, including real estate values, which may adversely impact the value of financial products including securities, loans and deposits;

•	the possibility of other-than-temporary impairment of securities held in our securities portfolio;

•	results of examinations of the Company by its regulators, including the possibility that the regulators may, among other things, require CFBank to increase its allowance for loan and lease losses or write down assets;

•	our ability to continue to meet regulatory requirements and guidelines to which we are subject;

•	our ability to generate profits in the future;

•	our ability to raise additional capital if and when necessary in the future;

•	changes in tax laws, rules and regulations;

•	increases in deposit insurance rates or premiums;

•	further legislative and regulatory changes which may increase compliance costs and burdens;

•	unexpected losses of key management personnel;

•	various monetary and fiscal policies and regulations, including those determined by the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Comptroller of the Currency (the “OCC”);

•	further increases in competition from other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	our ability to effectively manage our growth;

•	any failure, interruption or breach in security of our communications and information systems;

•	technological factors which may affect our operations, pricing, products and services;

•	unanticipated litigation, claims or assessments; and

•	our management’s ability to manage these and other risks.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosure made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

ABOUT THE COMPANY

CFC was organized as a Delaware corporation in September 1998 as the holding company for CFBank, in connection with CFBank’s conversion from a mutual to stock form of organization. CFBank was originally organized in 1892 and was formerly known as Central Federal Savings and Loan Association of Wellsville and more recently as Central Federal Bank. On December 1, 2016, CFBank converted from a federal savings association to a national bank. As a national bank, CFBank is subject to primary regulation by the OCC and is further regulated by the FDIC and by the FRB. Effective as of December 1, 2016 and in conjunction with the conversion of CFBank to a national bank, CFC became a registered bank holding company and elected financial holding company status. As a financial holding company, CFC is subject to regulation by the FRB. At September 30, 2017, our consolidated assets totaled $448.9 million and our stockholders’ equity totaled $40.6 million.

CFBank is a community-oriented national bank offering a variety of financial services to meet the needs of the communities we serve. Our business model emphasizes personalized service, customer access to decision makers, quick execution, and the convenience of online internet banking, mobile banking, remote deposit and corporate treasury management. In addition, CFBank provides residential lending and full service retail banking services and products. We attract retail and business deposits from the general public and use the deposits, together with borrowings and other funds, primarily to originate commercial and commercial real estate loans, single-family and multi-family residential mortgage loans and home equity lines of credit. The majority of our customers are small businesses, small business owners and consumers.

Revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on securities. Our primary sources of funds are retail and business deposit accounts and certificates of deposit and, to a lesser extent, brokered deposits, principal and interest payments on loans and securities, Federal Home Loan Bank advances, other borrowings and proceeds from the sale of loans.

Our principal executive offices are located at 7000 North High Street, Worthington, Ohio 43085. The telephone number of our corporate headquarters is (614) 334-7979 and our website address is www.cfbankonline.com. Information on our website is not incorporated by reference in, or otherwise a part of, this prospectus or any applicable prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under the section captioned “RISK FACTORS” in the applicable prospectus supplement, under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, and in our updates to those risk factors under the heading “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see the section captioned “FORWARD-LOOKING STATEMENTS” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific offering of securities. Our general corporate purposes may include augmenting our capital or that of CFBank for use in our community banking and commercial lending operations, funding capital expenditures, repurchasing outstanding shares, financing possible acquisitions of other financial institutions or their branches, and repaying or refinancing indebtedness. Until we use the proceeds from a sale of securities hereunder, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the material terms of our Common Stock and Preferred Stock. This summary does not purport to be complete in all respects and is qualified in its entirety by reference to the relevant provisions of our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and Second Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law.

Authorized Capital Stock

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share.

As of November 1, 2017, there were 23,137,665 shares of Common Stock issued and outstanding, 133,007 shares of Common Stock held by us as treasury shares, and 1,691,571 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants. Our Common Stock is traded on the NASDAQ Capital Market under the symbol “CFBK.”

There were no shares of Preferred Stock outstanding as of November 1, 2017. Commencing in April 2014, the Company conducted a private placement of, and sold, 480,000 shares of its 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) at an offering price of $25.00 per share. Effective October 6, 2017, the Company caused the conversion of all 480,000 of the Company’s issued and outstanding shares of Series B Preferred Stock into 6,857,088 shares of Common Stock. The 480,000 shares of Series B Preferred Stock that were converted into shares of Common Stock reverted to authorized but unissued shares of Preferred Stock undesignated as to series.

Description of Common Stock

Dividend Rights

As a Delaware corporation, the Company may, in the discretion of our Board of Directors, generally pay dividends to our stockholders. However, our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiary, CFBank. Thus, as a practical matter, any restrictions on the ability of CFBank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by the Company. The ability of CFBank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Under these laws and regulations, the amount of dividends that may be paid in any calendar year is generally limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to compliance with applicable capital requirements. The ability of CFBank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.

The dividend rights of holders of the Common Stock are also qualified by and subject to the dividend rights of holders of any Preferred Stock. In addition, the Company’s ability to pay dividends on its Common Stock is conditioned upon the payment, on a current basis, of quarterly interest payments on the subordinated debentures underlying the Company’s trust preferred securities.

Voting Rights

Holders of Common Stock are entitled to vote for the election of directors and upon all other matters which may be submitted to a vote of stockholders generally, with each share being entitled to one vote. Holders of Common Stock do not possess cumulative voting rights. This means that holders of more than 50% of the Common Stock (on a fully diluted basis) voting for the election of directors can elect all of the directors, and holders of the remaining shares will not be able to elect any directors. Our Certificate of Incorporation restricts the ability of any stockholder to vote more than 10% of the outstanding Common Stock. See “Provisions of Our Certificate of Incorporation and Bylaws” under “Restrictions on Acquisitions and Related Anti-Takeover Provisions” below.

Directors are elected by a plurality of the votes cast at each meeting of stockholders for the election of directors. This means that the nominees receiving the highest number of votes will be elected regardless of whether those votes constitute a majority of the shares represented at the meeting. Any other corporate action must be authorized by a majority of the votes cast at the meeting of stockholders unless otherwise provided by Delaware law, our Certificate of Incorporation or our Second Amended and Restated Bylaws.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any outstanding Preferred Stock.

Other Rights; Fully Paid and Nonassessable

Holders of Common Stock have no preemptive rights to purchase additional securities that may be issued by us in the future. There are no redemption or conversion provisions applicable to the Common Stock, and holders of Common Stock are not liable for any further capital call or assessment. When we issue shares of Common Stock under this prospectus and the applicable prospectus supplement, such shares will be fully paid and nonassessable.

Description of Preferred Stock

Our Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 1,000,000 shares of Preferred Stock, which are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation at the time the shares of preferred stock are issued. Under our Certificate of Incorporation, our Board of Directors has the authority, without any further stockholder vote or action (except as may be required under the terms of any outstanding Preferred Stock and by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), to issue the authorized shares of Preferred Stock in one or more series, from time to time, with voting, dividend, liquidation and conversion and other rights as may be provided in a certificate of designation to our Certificate of Incorporation adopted by our Board of Directors.

Our Board of Directors will fix the powers, designations, preferences and rights of each series of Preferred Stock that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of designation to our Certificate of Incorporation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of designation to our Certificate of Incorporation that describes the terms of the series of Preferred Stock that we are offering before the issuance of such series of Preferred Stock. We will also describe in the applicable prospectus supplement the terms of the series of Preferred Stock being offered. When we issue shares of Preferred Stock under this prospectus and the applicable prospectus supplement, such shares will be fully paid and nonassessable.

Our Board of Directors may authorize the issuance of Preferred Stock with voting, liquidation, conversion or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. This may have the effect of diluting the voting power or other rights or adversely affecting the market value of our Common Stock and may also assist management in impeding any unfriendly takeover or attempted change in control. See “Restrictions on Acquisitions and Related Anti-Takeover Provisions” below.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc. The transfer agent for any series of Preferred Stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Restrictions on Acquisitions and Related Anti-Takeover Provisions

Several provisions of our Certificate of Incorporation and Second Amended and Restated Bylaws, the Delaware General Corporation Law, and applicable federal laws and regulations limit the ability of any person to acquire a controlling interest in us and thus may be deemed to have an anti-takeover effect. The following discussion is a general summary and is qualified in its entirety by reference to the relevant provisions of our Certificate of Incorporation and Second Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the provisions of applicable Delaware and federal laws and regulations.

Provisions of Our Certificate of Incorporation and Bylaws

Ability to Issue Preferred Stock

Shares of our Preferred Stock may be issued at any time with such preferences and designations as the Board of Directors may determine. The Board of Directors can, without stockholder approval (subject to the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of Common Stock and may assist management in impeding a takeover or attempted change in our control.

Limitation on Voting Rights

Our Certificate of Incorporation provides that no beneficial owner of our outstanding Common Stock holding in excess of 10% of the then-outstanding shares of our Common Stock (the “Limit”) is permitted to vote any shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act and includes (i) shares beneficially owned by such person or any affiliate (as defined in Rule 12b-2 of the Exchange Act), (ii) shares which such person or his affiliates have the right to acquire pursuant to any agreement or understanding, including without limitation upon the exercise of conversion rights or options and (iii) shares as to which such person or his affiliates are deemed to have beneficial ownership through any partnership, syndicate or group acting for the purpose of acquiring, holding, voting or disposing of shares of Common Stock. Notwithstanding the foregoing, shares with respect to which a revocable proxy has been granted in connection with a meeting of stockholders and shares beneficially owned by any benefit plan of ours are not subject to the limitation, and none of our directors or officers (or any affiliate thereof) will be deemed to beneficially own shares of Common Stock of any other director or officer (or any affiliate thereof) solely by reason of service as a director or officer of the Company.

Classified Board of Directors

Our Board of Directors is divided into three classes, each of which contains approximately one-third of the whole number of members of the Board of Directors. Each class serves a staggered term, with one-third of the total number of directors being elected each year. Our Certificate of Incorporation provides that the size of the Board of Directors may be fixed from time to time by a majority of the directors. Any vacancy occurring in the Board of Directors, including a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain full control of the board without the consent of the incumbent Board of Directors.

Nomination Procedure

Our Second Amended and Restated Bylaws provide that a stockholder may nominate any person to serve as a director, but notice of the nomination generally must be provided to us no later than 90 days prior to the date of the meeting of stockholders.

Removal of Directors

Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the voting stock could remove the entire Board of Directors, with or without cause, and replace it with persons of the stockholders’ choice.

No Cumulative Voting; No Special Meetings Called by Stockholders; No Action by Written Consent

Our Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of our stockholders may be called only by the Board of Directors, subject to the rights of the holders of Preferred Stock. Our Certificate of Incorporation and our Second Amended and Restated Bylaws provide that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, subject to the rights of the holders of Preferred Stock. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. An effect of these provisions, taken together, is that holders of our Common Stock cannot take action except at an annual meeting or at a special meeting called by the Board of Directors.

Availability of Authorized Shares

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. The authorization of these shares gives the Board of Directors flexibility to effect financings, acquisitions, stock dividends, stock splits and employee stock options, among other transactions. However, these additional authorized shares also may be used by the Board of Directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

Supermajority Stockholder Vote Required to Approve Business Combinations with Principal Stockholders

Our Certificate of Incorporation requires the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain Business Combinations, as defined below, and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation, must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of its common stock and any other affected class of stock. Under our Certificate of Incorporation, the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares; in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term “Interested Stockholder” is defined in our Certificate of Incorporation to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 25% or more of the outstanding shares of our voting stock. This provision of our Certificate of Incorporation applies to any “Business Combination,” which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder (or affiliate thereof, as defined in our Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder (or affiliate thereof) of 25% or more of our assets; (iii) our issuance or transfer to any Interested Stockholder (or affiliate thereof) of any of our securities in exchange for any assets, cash or securities, the value of which equals or exceeds 10% of the fair market value of our Common Stock; (iv) the adoption of any plan for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder (or affiliate thereof) and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of our other equity or convertible securities owned directly or indirectly by an Interested Stockholder (or affiliate thereof).

Supermajority Stockholder Vote Required to Amend Our Certificate of Incorporation and Second Amended and Restated Bylaws

Amendment of our Certificate of Incorporation must be approved by a majority vote of our Board of Directors or by the affirmative vote of at least 80% of the outstanding shares of our voting stock entitled to vote (after giving effect to the provision limiting voting rights) in order to amend or repeal certain provisions of our Certificate of Incorporation, including the provisions relating to voting rights (Article Fourth, Part C), management of our business and conduct of our affairs and calling special meetings of stockholders (Article

Fifth, Parts C and D), the number, classification and nominations of directors (Article Sixth), amendment of the Second Amended and Restated Bylaws (Article Seventh), approval of certain business combinations (Article Eighth), director and officer indemnification (Article Tenth) and amendment of our Certificate of Incorporation (Article Twelfth). Article VIII of the Second Amended and Restated Bylaws specifies that the Second Amended and Restated Bylaws may be amended only by a majority of the members of the Board of Directors or by the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock.

Advance Notice Required to Nominate Candidates for Director or to Make a Proposal

Article Sixth of our Certificate of Incorporation incorporates by reference Article I, Section 6 of the Second Amended and Restated Bylaws, as it pertains to stockholder nominations for director. As noted above, a stockholder who intends to nominate a candidate for election to the Board of Directors must give us at least 90-days’ advance notice. Article I, Section 6 of the Second Amended and Restated Bylaws also requires a stockholder to give 90-days’ prior notice with respect to any new business to be brought before an annual meeting of stockholders; the stockholder also must provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

Regulatory Restrictions

Federal law provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a national banking association at any time without the prior approval of the OCC. Federal law also provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a bank holding company at any time without the prior approval of the FRB. In addition, any company that acquires control of us becomes a bank holding company subject to registration, examination and regulation as a bank holding company. Control in this context means ownership of, control of, or holding proxies representing more than 25% of the voting shares of a national bank or the power to control in any manner the election of a majority of the directors of such institution.

Delaware Law

Delaware law provides additional protection against hostile takeovers. The Delaware takeover statute, which is codified in Section 203 of the Delaware General Corporation Law, is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

In general, Section 203 provides that a Person (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with the corporation at any time during the three-year period following the date the Person became an Interested Stockholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. The Company has not so exempted itself from the requirements of the statute.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principals for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our Common Stock) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position.

Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the securities offered hereby will be passed upon for us by the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed on June 1, 2017 (as amended by the Form 8-K/A filed on June 19, 2017) and September 29, 2017; and

•	the description of our Common Stock contained in the Pre-Effective Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-177434) filed with the SEC on February 3, 2012, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

Central Federal Corporation

7000 North High Street

Worthington, Ohio 43085

Attn: Timothy T. O’Dell

(614) 334-7979

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth in the next paragraph. You should read the registration statement for more information about us and our securities.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Our website address is www.cfbankonline.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the registrant in connection with the sale of the securities covered by this prospectus and any prospectus supplement, other than sales commissions or discounts, which expenses will be paid by the registrant. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee		$3,112.50
Listing fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are based on the number and type of issuances and the amount of the securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Central Federal Corporation is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), adjustments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director has actually and reasonably incurred.

Article Tenth of the Certificate of Incorporation of Central Federal Corporation provides that, to the extent permitted by Delaware General Corporation Law, Central Federal Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Central Federal Corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Central Federal Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article Eleventh of the Certificate of Incorporation of Central Federal Corporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of Central Federal Corporation shall be liable to Central Federal Corporation or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to Central Federal Corporation or its stockholders.

Item 16.	Exhibits.

Exhibit No.	Name of Exhibit

1.1*	Form of Underwriting or Distribution Agreement

3.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Commission on November 9, 2017 (File No. 0-25045))

3.2	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

3.3	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the commission on August 14, 2009 (File No. 0-25045))

3.4	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 10, 2011 (File No. 0-25045))

3.5	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

3.6	Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

3.7	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008 (File No. 0-25045))

4.1	Form of Warrant for the purchase of common stock of Central Federal Corporation (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

5.1†	Opinion of Vorys, Sater, Seymour and Pease LLP

23.1†	Consent of BKD, LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 to this registration statement)

24.1†	Powers of Attorney (included on signature pages of this registration statement)

†	Filed herewith.
*	To the extent applicable, to be filed by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, that is incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in a registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on November 16, 2017.

CENTRAL FEDERAL CORPORATION

By:	/s/ Timothy T. O’Dell
Name:	Timothy T. O’Dell
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Central Federal Corporation (the “Company”) hereby constitutes and appoints Timothy T. O’Dell as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in the capacities indicated below, to do any and all acts and things, and to execute any and all instruments, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him in his name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, with the Securities and Exchange Commission; and he does hereby ratify and confirm all that the said attorney-in-fact and agent, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Hoeweler Robert E. Hoeweler	Chairman and Director	November 16, 2017

/s/ Timothy T. O’Dell Timothy T. O’Dell	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2017

/s/ John W. Helmsdoerfer John W. Helmsdoerfer	Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2017

/s/ Thomas P. Ash Thomas P. Ash	Director	November 16, 2017

/s/ Edward W. Cochran Edward W. Cochran	Director	November 16, 2017

/s/ James H. Frauenberg II James H. Frauenberg II	Director	November 16, 2017

/s/ Robert H. Milbourne Robert H. Milbourne	Director	November 16, 2017